Exhibit 99.1

         Advanta's Strong First Quarter Augurs Well for 2007

     SPRING HOUSE, Pa.--(BUSINESS WIRE)--April 24, 2007--Advanta Corp. (NASDAQ: ADVNB; ADVNA) today reported first quarter 2007 net income of $21.4 million or $0.72 per diluted share for Class A and Class B shares combined. This includes a $0.01 per share asset valuation gain associated with the Company's venture capital portfolio.

    "We had a very good start to 2007," said Dennis Alter, Chairman and CEO. "Strong earnings, low credit losses and delinquencies, and the addition of new high credit quality customers continued to mark our performance."

    Ending managed receivables grew to $5.6 billion at March 31, 2007 with ending owned receivables totaling $1.1 billion. During the quarter, approximately 97,000 new customers were added and transaction volume of $3.4 billion reflected growth of 24% over the comparable quarter of 2006. The managed net credit loss rate decreased 32 basis points to 3.3% and the owned net credit loss rate decreased by 43 basis points to 3.1%.

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, April 24, at 9:00 a.m. Eastern Time to review the first quarter results for 2007. The call can be accessed by dialing 800-289-0468 and referring to pass code 1697462. The call will also be webcast simultaneously via a Vcall link on the Company's website, www.advanta.com, or at www.investorcalendar.com. Those interested in listening to the webcast should go to the website at least 15 minutes before the call to register and download any necessary software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.investorcalendar.com or by dialing 888-203-1112 and referring to confirmation code 1697462. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measures in the Company's press releases or the statistical supplements available at www.advanta.com in the "Corporate Info" section.

    About Advanta

    Advanta is the only credit card issuer (through Advanta Bank Corp.) exclusively focused on the small business credit card market. As one of the nation's largest issuers of business credit cards, Advanta is differentiated from other issuers by its size, experience in this market and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today. Learn more about Advanta at www.advanta.com.

    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

    In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non-GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and a description of why the non-GAAP financial measures are useful to investors.



                               ADVANTA
                       SEGMENT INCOME STATEMENT
                            (in thousands)


                          Three Months Ended
                            March 31, 2007
----------------------------------------------------------------------

                                      Advanta
                                     Business
                                       Cards      Other (A)    Total
                                    -----------   ---------   --------
Interest income                    $    40,549   $   7,806   $ 48,355
Interest expense                        13,306       9,256     22,562
                                    -----------   ---------   --------
Net interest income                     27,243      (1,450)    25,793
Provision for credit losses             10,083           0     10,083
                                    -----------   ---------   --------
Net interest income after
 provision for credit losses            17,160      (1,450)    15,710
Noninterest revenues:
   Interchange income                   55,234           0     55,234
   Securitization income                23,511           0     23,511
   Servicing revenues                   20,376           0     20,376
   Business credit card rewards        (19,332)          0    (19,332)
   Other revenues, net                   4,537       2,042      6,579
                                    -----------   ---------   --------
Total noninterest revenues              84,326       2,042     86,368
Operating expenses                      66,675         127     66,802
                                    -----------   ---------   --------
Income before income taxes              34,811         465     35,276
Income tax expense                      13,646         182     13,828
                                    -----------   ---------   --------
Net income                         $    21,165   $     283   $ 21,448
                                    ===========   =========   ========


                          Three Months Ended
                            March 31, 2006
----------------------------------------------------------------------

                                      Advanta
                                     Business
                                       Cards      Other (A)    Total
                                    -----------   ---------   --------
Interest income                    $    32,810   $   5,458   $ 38,268
Interest expense                        10,024       5,931     15,955
                                    -----------   ---------   --------
Net interest income                     22,786        (473)    22,313
Provision for credit losses              9,334         (50)     9,284
                                    -----------   ---------   --------
Net interest income after
 provision for credit losses            13,452        (423)    13,029
Noninterest revenues:
   Interchange income                   44,393           0     44,393
   Securitization income                33,578           0     33,578
   Servicing revenues                   13,682           0     13,682
   Business credit card rewards        (14,117)          0    (14,117)
   Other revenues, net                   3,802         898      4,700
                                    -----------   ---------   --------
Total noninterest revenues              81,338         898     82,236
Operating expenses                      59,497         142     59,639
                                    -----------   ---------   --------
Income before income taxes              35,293         333     35,626
Income tax expense                      13,588         128     13,716
                                    -----------   ---------   --------
Net income                         $    21,705   $     205   $ 21,910
                                    ===========   =========   ========


(A) Other includes venture capital operations as well as investment and other activities not attributable to the Advanta Business Cards segment.




                               ADVANTA
                              HIGHLIGHTS
                (in thousands, except per share data)



                                                       Percent Change
                              Three Months Ended            From
                        ------------------------------
                        March 31,  Dec. 31,  March 31,  Prior  Prior
EARNINGS                  2007      2006       2006    Quarter  Year
----------------------------------------------------------------------
Basic net income per
 common share:
     Class A           $    0.74  $   0.63  $    0.79    17.5 % (6.3)%
     Class B                0.80      0.69       0.82    15.9   (2.4)
     Combined (A)           0.78      0.67       0.81    16.4   (3.7)
Diluted net income per
 common share:
     Class A           $    0.70  $   0.60  $    0.73    16.7   (4.1)
     Class B                0.73      0.62       0.74    17.7   (1.4)
     Combined (A)           0.72      0.62       0.73    16.1   (1.4)

Return on average
 common equity
 (annualized)              14.78 %   13.03 %    16.63 %  14.0  (10.6)

COMMON STOCK DATA
----------------------------------------------------------------------
Weighted average common
 shares used to
 compute:
    Basic earnings per
     common share
     Class A               8,879     8,870      8,846     0.1 %  0.4 %
     Class B              18,489    18,315     18,107     1.0    2.1
                        ---------  --------  ---------
     Total                27,368    27,185     26,953     0.7    1.5
    Diluted earnings
     per common share
     Class A               8,879     8,870      8,846     0.1    0.4
     Class B              20,782    20,626     20,876     0.8   (0.5)
                        ---------  --------  ---------
     Total                29,661    29,496     29,722     0.6   (0.2)

Ending shares
 outstanding:
     Class A               9,607     9,607      9,607     0.0    0.0
     Class B              19,312    19,135     18,890     0.9    2.2
                        ---------  --------  ---------
     Total                28,919    28,742     28,497     0.6    1.5

Stock price:
   Class A
     High              $   44.10  $  42.63  $   34.74     3.4   26.9
     Low                   35.94     33.52      28.82     7.2   24.7
     Closing               40.08     39.81      34.09     0.7   17.6
   Class B
     High                  47.58     46.71      37.44     1.9   27.1
     Low                   39.47     36.51      30.84     8.1   28.0
     Closing               43.84     43.63      36.87     0.5   18.9

Cash dividends
 declared:
     Class A              0.2125    0.2125     0.1134     0.0   87.4
     Class B              0.2550    0.2550     0.1361     0.0   87.4

Book value per common
 share                     21.17     20.65      19.44     2.5    8.9


(A) Combined represents income available to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.




                               ADVANTA
                   BUSINESS CREDIT CARD STATISTICS
                           ($ in thousands)



                                                       Percent Change
                            Three Months Ended              From
                   ------------------------------------
                    March 31,    Dec. 31,   March 31,   Prior  Prior
                      2007        2006        2006     Quarter  Year
                   ---------------------------------------------------
New account
 originations          96,781     116,157      82,617   (16.7)% 17.1 %
Average number of
 active accounts
 (A)                  848,375     786,224     649,384     7.9   30.6
Ending number of
 accounts           1,191,820   1,126,083     921,841     5.8   29.3
Customer
 transaction
 volume            $3,389,065  $3,482,032  $2,733,922    (2.7)  24.0
Securitization
 volume increase
 excluding
 replenishment
 sales             $  368,453  $  620,000  $  165,000   (40.6) 123.3
Average
 receivables:
   Owned           $1,284,900  $1,193,101  $  929,795     7.7   38.2
   Securitized      4,152,857   3,773,549   2,957,309    10.1   40.4
                    ----------  ----------  ----------
   Managed (B)      5,437,757   4,966,650   3,887,104     9.5   39.9
Ending
 receivables:
   Owned           $1,142,006  $1,133,132  $  982,251     0.8   16.3
   Securitized      4,444,055   4,073,128   3,045,600     9.1   45.9
                    ----------  ----------  ----------
   Managed (B)      5,586,061   5,206,260   4,027,851     7.3   38.7

----------------------------------------------------------------------
CREDIT QUALITY -
 OWNED
------------------
Receivables 30
 days or more
 delinquent        $   28,544  $   26,053  $   26,335
Receivables 90
 days or more
 delinquent            12,878      12,632      11,637
As a percentage of
 receivables:
   Receivables 30
    days or more
    delinquent           2.50 %      2.30 %      2.68 %   8.7 % (6.7)%
   Receivables 90
    days or more
    delinquent           1.13        1.11        1.18     1.8   (4.2)
Net principal
 charge-offs:
   Amount          $    9,783  $    9,169  $    8,084
   As a percentage
    of average
    receivables
    (annualized)         3.05 %      3.07 %      3.48 %  (0.7) (12.4)

CREDIT QUALITY -
 SECURITIZED
------------------
Receivables 30
 days or more
 delinquent        $  122,426  $  108,159  $   91,029
Receivables 90
 days or more
 delinquent            54,633      52,279      40,131
As a percentage of
 receivables:
   Receivables 30
    days or more
    delinquent           2.75 %      2.66 %      2.99 %   3.4 % (8.0)%
   Receivables 90
    days or more
    delinquent           1.23        1.28        1.32    (3.9)  (6.8)
Net principal
 charge-offs:
   Amount          $   35,082  $   33,100  $   27,095
   As a percentage
    of average
    receivables
    (annualized)         3.38 %      3.51 %      3.66 %  (3.7)  (7.7)

CREDIT QUALITY -
 MANAGED (B)
------------------
Receivables 30
 days or more
 delinquent        $  150,970  $  134,212  $  117,364
Receivables 90
 days or more
 delinquent            67,511      64,911      51,768
As a percentage of
 receivables:
   Receivables 30
    days or more
    delinquent           2.70 %      2.58 %      2.91 %   4.7 % (7.2)%
   Receivables 90
    days or more
    delinquent           1.21        1.25        1.29    (3.2)  (6.2)
Net principal
 charge-offs:
   Amount          $   44,865  $   42,269  $   35,179
   As a percentage
    of average
    receivables
    (annualized)         3.30 %      3.40 %      3.62 %  (2.9)  (8.8)



(A) Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.

(B) Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.

    CONTACT: Advanta Corp.
             Amy B. Holderer
             Vice President, Investor Relations
             (215) 444-5335
             aholderer@advanta.com
             or
             David M. Goodman
             Director, Communications
             (215) 444-5073
             dgoodman@advanta.com